UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ORION PROPERTIES INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

3200 E Camelback Road, Suite 100, Phoenix, Arizona 85018
Notice of Annual Meeting of Stockholders To Be Held on Wednesday, May 13, 2026

March 20, 2026
TO THE STOCKHOLDERS OF ORION PROPERTIES INC.:
I am pleased to invite you to the 2026 Annual Meeting of Stockholders (“Annual Meeting”) of Orion Properties Inc., a Maryland corporation (the “Company,” “Orion,” “we,” or “our”). The Annual Meeting will be held virtually on Wednesday, May 13, 2026 at 11:30 A.M. (Eastern Time). To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ONL2026 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the Annual Meeting. At the Annual Meeting, you will be asked to:

1
Elect the five director nominees described in the enclosed proxy statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify;

2	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3	Consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

The proxy statement following this notice describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.

MEETING DETAILS

DATE

Wednesday, May 13, 2026

TIME

11:30 A.M. (Eastern Time)

LOCATION

www.virtualshareholdermeeting.com/ONL2026

Our Board of Directors has fixed the close of business on March 13, 2026 as the record date for the Annual Meeting. Only stockholders of record of shares of our common stock, par value $0.001 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on www.proxyvote.com. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included therein.
Your vote is important.
By Order of the Board of Directors,
Paul C. Hughes
General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2026
This proxy statement and our 2025 Annual Report to Stockholders are available at www.proxyvote.com.
Whether or not you plan to attend the Annual Meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. If you attend the Annual Meeting, you may vote at the meeting if you wish, even if you previously have submitted your proxy.

Table of Contents For the 2026 Proxy Statement

Proxy Summary For the 2026 Annual Meeting

IMPORTANT DATES
March 13, 2026
The record date for the Annual Meeting is March 13, 2026. Only holders of shares of the Company’s common stock, par value $0.001 per share, at the close of business on March 13, 2026 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
May 13, 2026
The Annual Meeting will be held on May 13, 2026 at 11:30 A.M. (Eastern Time). The Annual Meeting will be held in a virtual-only format. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ONL2026 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting.
WAYS TO VOTE

ONLINE	PHONE	MAIL

www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

Send to Vote Processing
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:
Vote Processing
c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

2026 Proxy Statement	1	Orion Properties Inc.

VOTING MATTERS

Proposal		Board Recommendation	Page Reference

1	Elect the five director nominees described in this proxy statement to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify; and	“FOR” the election of the director nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.	10

2	Ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	“FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	31

QUESTIONS
If you have questions regarding voting by proxy or authorizing a proxy by telephone or via the Internet to vote your shares that are not answered below, please contact Broadridge Financial Solutions, Inc. at 1-800-690-6903.
PORTFOLIO HIGHLIGHTS

58 Operating Properties	6 Unconsolidated Joint Venture Properties	6.7 million Rentable Square Feet(1)

78.7% Occupancy Rate(2)	66.7% Investment Grade Tenancy(3)	5.7 Years Weighted Average Remaining Lease Term(4)

(1)“Rentable Square Feet” is leasable square feet of all properties owned and consolidated by the Company as of December 31, 2025, excluding properties being vacant and repositioned, redeveloped, developed or held for sale, and including the Company's proportionate share of leasable square feet of properties owned by our unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC (the “Unconsolidated Joint Venture”).
(2)“Occupancy Rate” equals the sum of “Occupied Square Feet” divided by Rentable Square Feet and includes the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture, in each case, as of December 31, 2025. “Occupied Square Feet” is Rentable Square Feet for which revenue recognition has commenced in accordance with generally accepted accounting principles in the United States (“GAAP”) and includes such amounts related to the Unconsolidated Joint Venture. Adjusting for one operating property and our proportionate share of the square footage of one Unconsolidated Joint Venture operating property that are currently under agreements to be sold, the Company’s occupancy rate was 78.2% as of December 31, 2025.
(3)“Investment-Grade Tenants” are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
(4)“Weighted Average Remaining Lease Term” is the number of years remaining on each respective lease as of December 31, 2025, weighted based on “Annualized Base Rent” and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's proportionate share of Annualized Base Rent related to the Unconsolidated Joint Venture. “Annualized Base Rent” is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of December 31, 2025, multiplied by 12, including the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.

2026 Proxy Statement	2	Orion Properties Inc.

Proxy Statement For the 2026 Annual Meeting

The accompanying proxy card, together with this proxy statement and our 2025 Annual Report, is solicited by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Orion Properties Inc., a Maryland corporation (the “Company”), for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. This proxy statement and our 2025 Annual Report have either been made available to you on the Internet or mailed to you. Mailing to our stockholders commenced on or about March 20, 2026.
ABOUT THE COMPANY
The Company is an internally-managed real estate investment trust (“REIT”) engaged in the ownership, acquisition and management of a diversified portfolio of office buildings in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. Our portfolio is comprised of traditional office buildings, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. As part of our investment strategy, we intend to shift our portfolio concentration over time away from traditional office properties, towards more dedicated use assets with specialized uses that include an office component. As of December 31, 2025, the Company’s portfolio consisted of 58 operating properties with an aggregate of 6.5 million leasable square feet located across 26 states. The Company also owns a 20% equity interest in the Unconsolidated Joint Venture which, as of December 31, 2025, owned a portfolio of six properties with an aggregate of 1.0 million leasable square feet.
The Company was initially formed as a wholly-owned subsidiary of Realty Income Corporation (“Realty Income”). Following completion of the merger transaction involving Realty Income and VEREIT, Inc. (“VEREIT”) on November 1, 2021, Realty Income contributed the combined business comprising certain office real properties and related assets previously owned by subsidiaries of Realty Income, and certain office real properties and related assets previously owned by subsidiaries of VEREIT (collectively, the “Separation”) to the Company and its operating partnership, Orion Properties LP. On November 12, 2021, following the Separation, Realty Income effected a special distribution to its stockholders of all of the outstanding shares of common stock of the Company (the “Distribution”). Following the Distribution, the Company has been operating as an independent publicly traded company, and the Company has elected to be taxed as a REIT, commencing with its initial taxable year ending December 31, 2021.
The Company is a publicly traded Maryland corporation listed on the New York Stock Exchange under the ticker symbol “ONL.” The mailing address of our principal executive offices is 3200 E Camelback Road, Suite 100, Phoenix, Arizona 85018.

2026 Proxy Statement	3	Orion Properties Inc.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, the Company provides in this proxy statement the specified scaled disclosure permitted under applicable federal securities laws. In addition, as an emerging growth company, the Company is not required to conduct votes seeking approval, on an advisory basis, of the compensation of its named executive officers or the frequency that such votes must be conducted.
The Company will lose its emerging growth company status on December 31, 2026. As such, it will be subject to the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for its annual report on Form 10-K for the year ended December 31, 2026, and the requirements to hold a non-binding vote on executive compensation for its 2027 annual meeting of stockholders.
The Company is also a “smaller reporting company” as defined in Regulation S-K under the Securities Act. The Company may continue to be a smaller reporting company even after it is no longer an emerging growth company and as such may elect to take advantage of certain scaled disclosures available to smaller reporting companies.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our 2025 Annual Report available to our stockholders electronically via the Internet. On or about March 20, 2026, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2025 Annual Report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Our 2025 Annual Report is not part of the proxy solicitation material.

Can I access the Notice, Proxy Statement and the 2025 Annual Report on the Internet?

Yes, these materials are available on our website and can be accessed at www.proxyvote.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

2026 Proxy Statement	4	Orion Properties Inc.

Who can vote at the Annual Meeting?

The record date for the Annual Meeting is March 13, 2026. Only holders of shares of our common stock, par value $0.001 per share, at the close of business on March 13, 2026 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the record date, 56,830,068 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of common stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The proxy card shows the number of shares of common stock you are entitled to vote.

2026 Proxy Statement	5	Orion Properties Inc.

How may I vote?

If you are a “registered owner” or “record holder” (i.e., you hold your shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A.) or if you are a “beneficial owner” and your bank, broker or similar organization is the holder of your shares (i.e., your shares are held in “street name”), you may attend the Annual Meeting virtually and vote your shares during the Annual Meeting. If you attend the Annual Meeting and you submit your vote during the meeting, any previous votes that you submitted by mail or authorized via the Internet or by telephone will be superseded by the vote that you cast at the Annual Meeting. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ONL2026 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Further instructions for voting can be obtained by calling Broadridge Financial Solutions, Inc. at 1-800-690-6903.
Stockholders may submit their votes by mail (if they have received a hard copy set of documents) by completing, signing, dating and returning their proxy card in the envelope enclosed with the mailing. Stockholders also have the following two options for authorizing a proxy to vote their shares:
•via the Internet at www.proxyvote.com; or
•by telephone to Broadridge Financial Solutions, Inc. For those who hold shares in their own name, by calling 1-800-690-6903 and for shares held in “street name,” by calling 1-800-454-8683.
For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the date of the Annual Meeting, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see the proxy card.
If your shares are held in “street name,” you should instruct your bank, broker or other record holder how to vote your shares by following the voting instructions provided by such organization. If you do not give instructions to your bank, broker or record holder, such bank, broker or record holder will be entitled to vote your shares on routine items, but will not be permitted to do so on non-routine items. Your bank, broker or record holder will have discretion to vote on Proposal 2 (ratification of auditors) without any instructions from you, but such bank, broker or record holder will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors) on a discretionary basis. Accordingly, if you hold your shares in “street name” and you do not instruct your bank, broker or other record holder how to vote on these proposals, such bank, broker or record holder cannot vote these shares and will report them as “broker non-votes,” meaning that no votes will be cast on your behalf for Proposal 1.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If you are a registered stockholder and submit a properly executed proxy but do not indicate any voting instructions, the shares will be voted “FOR” the (i) election of the director nominees named in this proxy statement and (ii) ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
We are not currently aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in this proxy statement are properly presented at the Annual Meeting, any proxies received by us will be voted at the discretion of the proxy holders.

2026 Proxy Statement	6	Orion Properties Inc.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy via the Internet, by telephone or by mail to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or (ii) by attending the Annual Meeting and voting during the meeting. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What vote is required to approve each item?

A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at the Annual Meeting at which a quorum is present. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee.
The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of KPMG as the Company’s independent auditor for the fiscal year ending December 31, 2026.
Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposals 1 and 2. As noted above, brokers do not have discretionary authority to vote your shares on Proposal 1. Broker non-votes are not expected to result from Proposal 2 since as a beneficial owner, your bank, broker, or other record holder is permitted to vote your shares even if the bank, broker or record holder does not receive voting instructions from you. None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in-person or represented by proxy, entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter, or 28,415,035 shares, will constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining whether there is a quorum.

2026 Proxy Statement	7	Orion Properties Inc.

What happens if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairman of the meeting may adjourn the meeting to a later place, date or time until a quorum is present. The place, date and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be required unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge Financial Solutions, Inc., to aid in the mailing of proxy materials and tabulation and recording of votes. In addition, our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies.
We will request banks, brokers and other record holders to forward copies of the proxy materials to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such banks, brokers and other record holders for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our common stock.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts via the Internet or by telephone or by mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at 1-602-675-0338. Combining accounts reduces excess printing and mailing costs, resulting in cost savings that benefit you as a stockholder.

2026 Proxy Statement	8	Orion Properties Inc.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering to that address a single proxy statement to those stockholders. This process is referred to as “householding.” The rules benefit both you and us. It reduces the volume of duplicate information you receive at your household and helps us reduce expenses.
Some brokers household proxy materials, delivering a single proxy statement (including notice of annual meeting) and annual report to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Although the proxy materials may be householded, each account in a household will receive its own Notice and proxy card to vote. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If a single copy of the proxy statement (including notice of annual meeting) and annual report was delivered to your household and you wish to receive a separate copy of such materials, please notify us and we will promptly provide you with such copy. Additionally, if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement (including notice of annual meeting) and annual report, or if you are receiving multiple copies of the proxy statement (including notice of annual meeting) and annual report and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You may notify us by calling us at 1-602-675-0338 or by mailing a request to us at 3200 E Camelback Road, Suite 100, Phoenix, Arizona 85018, Attention: Investor Relations.

2026 Proxy Statement	9	Orion Properties Inc.

Proposal One Election of Directors

GENERAL	BOARD RECOMMENDATION
The Board of Directors is responsible for monitoring and supervising the performance of our executive management team. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until their respective successor is duly elected and qualifies or until his or her earlier death, resignation or removal. The Company’s charter and bylaws provide that the number of directors shall not be less than the minimum number required by the Maryland General Corporation Law nor more than fifteen; provided, however, that the number of directors may be changed from time to time only by the Board of Directors. The number of directors on the Board is currently fixed at five.
The Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, proposes that the five nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for any substitute nominee, if any, who may be designated by the Board to replace that nominee. At this time, the Board of Directors does not know of any reason why any nominee would not be able to serve as a director.
VOTE

The Board of
Directors unanimously recommends that the stockholders vote “FOR” each of Messrs. McDowell, Gilyard, Lieb, and Whyte and Dr. Allen to serve on the Board of Directors until the next annual meeting of stockholders and until a successor for each is duly elected and qualifies.

VOTE REQUIRED
The election of each director nominee requires the affirmative vote of a majority of total votes cast for and against such nominee at the Annual Meeting at which a quorum is present. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee.
The Company’s Director Resignation Policy (the “Resignation Policy”) requires a director who is nominated in an uncontested election but receives less than the affirmative vote of a majority of the total votes cast for and against such nominee in such election to immediately tender his or her resignation to the Board of Directors for its consideration, which shall be subject to, and effective upon, the Board of Directors’ acceptance of such resignation. The Resignation Policy generally provides that the Nominating and Corporate Governance

2026 Proxy Statement	10	Orion Properties Inc.

Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then consider the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision to either accept or reject the resignation within 90 days from the date of certification of the election results. The director nominee whose resignation is being considered will not participate in the recommendation of the Nominating and Corporate Governance Committee of the Board or the decision of the Board of Directors as to whether to accept his or her resignation. An election will be considered “non-contested” for these purposes unless the Company has received proper notice of the intention of any stockholder separately to nominate a director for election at a meeting at which directors are to be elected and such nomination has not been withdrawn on or before the close of business on the tenth day before the date of filing by the Company of its definitive proxy statement for the meeting with the SEC and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting.
DIRECTOR NOMINEES AND BUSINESS EXPERIENCE
Our director nominees bring a variety of experiences, qualifications, attributes, and skills to our Board of Directors. The director nominee skills and experience matrix below is intended to highlight some of the key attributes that our Board of Directors has identified as being particularly valuable to assuring that the Board of Directors, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. More detail regarding each director nominee is provided in the applicable biography following the matrix.
ORION BOARD MEMBERSHIP SKILLS AND DIVERSITY MATRIX

Experience, Skill or Characteristic	McDowell	Gilyard	Allen	Lieb	Whyte

Public Company Board
Executive Management
Commercial Real Estate
Strategic Planning
Banking/Capital Markets
Audit Committee Financial Expert
Risk Management
Cyber/Technology
Sustainability, Social and Governance
Academia/Education
Racial Diversity
Gender Diversity

2026 Proxy Statement	11	Orion Properties Inc.

Set forth below are the names, biographical information and positions each of the director nominees holds with the Company as of the date of this proxy statement.

Paul H. McDowell CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

Biography:
Mr. McDowell serves as the Chief Executive Officer, President of the Company. Mr. McDowell previously served as VEREIT, Inc.’s (“VEREIT”) Executive Vice President and Chief Operating Officer from October 2015 until November 2021. He previously served as VEREIT’s Co-Head, Real Estate from January 2015 to September 2015 and VEREIT’s President, Office and Industrial Group from November 2013 until December 2014. Prior to joining VEREIT, Mr. McDowell was a founder of CapLease Inc. (“CapLease”), a publicly-traded net-lease REIT, where he served as Chief Executive Officer from 2001 to 2013 and as Senior Vice President, General Counsel and Secretary from 1994 until 2001. Mr. McDowell served on the CapLease Board of Directors from 2004 to 2013 and was elected Chairman of the Board in December 2007. He served on the Board of Directors of CapLease’s predecessor from 2001 until 2004. From 1991 until 1994, Mr. McDowell was corporate counsel for Sumitomo Corporation of America, the principal U.S. subsidiary of one of the world’s largest integrated trading companies. From 1987 to 1990, Mr. McDowell was an associate in the corporate department at the Boston law firm of Nutter, McClennen & Fish LLP. He previously served as a member of the Dean’s Advisory Council for Tulane University School of Liberal Arts.
Education:
Mr. McDowell received his Juris Doctor with honors from Boston University School of Law in 1987 and received a Bachelor of Arts from Tulane University in 1982.
Skills and Qualifications:
We believe that Mr. McDowell’s current role as our chief executive officer and president, as well as his extensive commercial real estate and REIT industry knowledge with significant focus in the net lease sector make him a valuable and well qualified member of the Board of Directors.

Age: 65 Director Since: November 2021 Committees: None

2026 Proxy Statement	12	Orion Properties Inc.

Reginald H. Gilyard NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS (INDEPENDENT DIRECTOR)

Biography:
Mr. Gilyard serves as the Non-Executive Chairman of the Board of Directors and an Independent Director and the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Gilyard is a Senior Advisor at the Boston Consulting Group, Inc. (“BCG”) where he is a recognized leader in strategy development and execution (2017-present). Prior to this role, Mr. Gilyard served as Dean of the Argyros School of Business and Economics at Chapman University (2012-2017). Under Mr. Gilyard’s leadership, the school significantly increased its national rankings at the undergraduate and graduate levels. Prior to joining Chapman University, Mr. Gilyard served as Partner and Managing Director at BCG where he led national and multi-national engagements with large corporations in strategy, M&A, and business transformation (1996-2012). Prior to BCG, Mr. Gilyard served nine years in the U.S. Air Force as a Program Manager, and was then promoted to Major in the U.S. Air Force Reserve where he served for an additional three years.
Mr. Gilyard offers valuable knowledge regarding strategy development and execution, having worked with management teams and boards to develop and implement successful strategies for over 20 years. His extensive consulting experience includes leading national and multi-national strategic engagements, pre and post M&A activity, and business transformation.
Education:
Mr. Gilyard holds a B.S. from the United States Air Force Academy, an M.S. from the United States Air Force Institute of Technology, and an M.B.A. from Harvard Business School.
Current Public Company Directorships:
Mr. Gilyard currently serves on the board of directors of First American Financial Corporation (NYSE: FAF) (2017 - present), CBRE Group Inc. (NYSE: CBRE) (2018 - present), and Realty Income Corporation (NYSE: O) (2018 - present).
Skills and Qualifications:
We believe Mr. Gilyard’s experience as a director, executive and advisor of the companies and organizations described above, as well as his experience in leadership and strategy development and execution, make him a valuable and well qualified member of the Board of Directors.

Age: 62 Director Since: November 2021 Committees: •Nominating and Corporate Governance (Chair) •Compensation

2026 Proxy Statement	13	Orion Properties Inc.

Kathleen R. Allen INDEPENDENT DIRECTOR

Biography:
Dr. Allen serves as an Independent Director at Orion and a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Dr. Allen is also Professor Emerita at the Marshall School of Business and the founding director of the Center for Technology Commercialization at the University of Southern California (1991- 2016). She was the co-founder and chairwoman of Gentech Corporation (1994 - 2004) and in 2006 co-founded and became the Chief Executive Officer and served on the board of directors of N2TEC Institute, a nonprofit company focused on technology commercialization in rural America, until it completed its mission in 2013. She served on the board of directors of Realty Income Corporation (NYSE: O) from 2000 to 2022. Dr. Allen has co-founded four private companies, is currently a principal and on the board of directors of a real estate investment and development company, and serves on the board of advisors for a life science company in clinical trials. She was a Visiting Scholar at the US Department of Homeland Security, where she advised on issues related to technology deployment, including cybersecurity. She has also worked with many startups and established companies to develop effective leadership and team-building skills.
She is the author of 15 books in the field of entrepreneurship and technology commercialization, a field in which she is considered an expert.
Education:
Dr. Allen holds a B.A. from California State University, a M.A. from University of California, Los Angeles, an MBA from California State University, and a PhD from the University of Southern California.
Skills and Qualifications:
We believe that Dr. Allen’s academic experience and her experience as a founder, director and advisor of the companies and organizations described above make her a valuable and well qualified member of the Board of Directors.

Age: 80 Director Since: November 2021 Committees: •Audit •Compensation •Nominating and Corporate Governance

2026 Proxy Statement	14	Orion Properties Inc.

Richard J. Lieb INDEPENDENT DIRECTOR

Biography:
Mr. Lieb serves as an Independent Director at Orion and the Chair of the Audit Committee. Mr. Lieb previously served as a Senior Advisor of Greenhill & Co., LLC (“Greenhill”), a publicly traded independent investment banking firm which he joined in 2005, from January 2019 until his retirement in July 2023. From 2012 until January 2019, he served as Managing Director and Chairman of Real Estate at Greenhill. He previously served as Greenhill’s Chief Financial Officer from 2008 to 2012 and also served as a member of the firm’s Management Committee from 2008 to 2015. Mr. Lieb also served during his tenure at Greenhill as head of the firm’s Restructuring business and as head of North American Corporate Advisory. Prior to joining Greenhill in 2005, Mr. Lieb spent more than 20 years with Goldman Sachs & Co., where he headed that firm’s Real Estate Investment Banking Department from 2000 to 2005. In June 2018, Mr. Lieb became an Advisory Director for Domio, Inc., a private technology enabled hotel startup company, a position he no longer holds.
Overall, Mr. Lieb has more than 35 years of experience focusing on advisory opportunities in the real estate industry. His work has covered the full range of investment banking services for nearly all property sectors including strategic advisories, IPOs and other securities offerings, asset purchases and sales, property financings, restructurings and merger and acquisition assignments. Mr. Lieb is licensed with FINRA and holds Series 7, Series 63 and Series 24 licenses.
Mr. Lieb is an active member of the American Jewish Committee (AJC) and served as a member of Wesleyan University’s Career Advisory Council from 2007 through 2012.
Education:
Mr. Lieb received a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from Harvard Business School.
Current Public Company Directorships:
Mr. Lieb has extensive experience as a director of publicly-traded REITs. He has served on the Board of Directors of AvalonBay Communities, Inc. (NYSE: AVB) since September 2016 and on the Board of Trustees of Star Holdings (Nasdaq: STHO) since March 2023. From April 2019 until March 2023, Mr. Lieb served on the Board of Directors of iStar Inc. (NYSE: STAR). From February 2016 until November 2021, he served on the Board of Directors of CBL & Associates Properties, Inc. (NYSE: CBL). From February 2017 until November 2021, he served on the Board of Directors of VEREIT prior to its acquisition by Realty Income.
Skills and Qualifications:
We believe that Mr. Lieb’s experience as a director, executive and advisor of the companies and organizations described above, as well as his experience and expertise in the real estate and financial services industries, make him a valuable and well qualified member of the Board of Directors.

Age: 66 Director Since: November 2021 Committees: •Audit (Chair)

2026 Proxy Statement	15	Orion Properties Inc.

Gregory J. Whyte INDEPENDENT DIRECTOR

Biography:
Mr. Whyte serves as an Independent Director at Orion and the Chair of the Compensation Committee and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Whyte has served as the Chief Operating Officer of Realty Income Corporation (NYSE: O) since January 2023. Mr. Whyte served as an independent director of TIER REIT, Inc. (NYSE: TIER) from 2017 to 2019. Mr. Whyte has been involved extensively in the REIT and publicly traded real estate securities industry since 1987, as both an equity research analyst and, more recently, in investment banking. From 2007 until 2016, Mr. Whyte was Senior Advisor in the Real Estate Leisure and Lodging Investment Banking group at UBS Securities. Prior to that, he was a Managing Director, Global Head of Real Estate Equity Research at Morgan Stanley (NYSE: MS) from 1991 to 2006 and was consistently named to the annual Institutional Investor All America Research Team and Greenwich Associates Research Poll. He has previously been a member of NAREIT since 1988.
Education:
Mr. Whyte received a Bachelor of Commerce, Business Finance from the University of Natal in 1982, and an Honours Degree, Advanced Business Finance from the University of Natal in 1983.
Skills and Qualifications:
We believe that Mr. Whyte’s experience as a director, executive and advisor of the companies and organizations described above, as well as his experience and expertise in the real estate, public REIT and financial services industries, make him a valuable and well qualified member of the Board of Directors.

Age: 65 Director Since: November 2021 Committees: •Audit •Compensation (Chair) •Nominating and Corporate Governance

BOARD RECOMMENDATION
The Board of Directors unanimously recommends that the stockholders vote “FOR” each of Messrs. McDowell, Gilyard, Lieb, and Whyte and Dr. Allen to serve on the Board of Directors until the next Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies.

2026 Proxy Statement	16	Orion Properties Inc.

Information About the Board of Directors and its Committees

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS
The Nominating and Corporate Governance Committee evaluates the leadership structure of our Board of Directors. The positions of Non-Executive Chairman of the Board and Chief Executive Officer are separate in recognition of the differences between the two roles. Mr. Gilyard serves as our Non-Executive Chairman of the Board of Directors and presides as an independent director, while Mr. McDowell serves as our Chief Executive Officer. The Board of Directors believes this is the most appropriate structure because it enables the independent directors to participate meaningfully in the leadership of the Board while utilizing most efficiently the leadership skills of both Messrs. McDowell and Gilyard. In addition, separating the roles of Non-Executive Chairman and Chief Executive Officer allows our Non-Executive Chairman to serve as a liaison between the Board and executive management, while providing our Chief Executive Officer with the flexibility and focus needed to oversee our operations.
BOARD OVERSIGHT OF RISK MANAGEMENT
Our Board has overall responsibility for risk oversight with a focus on the more significant risks facing the Company. The Board reviews and oversees the Company’s enterprise risk management (“ERM”) program, which is a company-wide program designed to effectively and efficiently identify and assess management’s visibility into critical company risks and to facilitate the incorporation of risk considerations into decision making, including financial information and compliance risks, economic and environmental risks, risks related to real estate and operations, and cybersecurity risks. The ERM program does this by clearly defining risks facing the Company and bringing together executive management to discuss these risks. This promotes visibility and constructive dialogue around risk at the executive management and Board levels, and facilitates appropriate risk response strategies. During the year, as part of the ERM program, Company management and the Board jointly discuss major risks that face our business. Further, given the importance of the Chief Executive Officer to the success of the Company and generation of stockholder value, the Board ensures that the Company is developing and nurturing a pipeline of senior talent, including one or more individuals capable of becoming the Chief Executive Officer.
In addition to considering cybersecurity risks as part of the Company’s ERM program, the Board receives regular updates from Company management with respect to cyber matters. These updates include quarterly updates to the Board with respect to material cyber events and a twice per annum cybersecurity program review covering topics such as cybersecurity strategy, assessment, risks, notable events and governance. These updates are developed by Company management in connection with the Company’s information technology (“IT”) department. The Company’s IT department is responsible for day-to-day management of potential cybersecurity risks, and, through the Company’s head of IT, provides regular updates and reports to Company management regarding cybersecurity threats, risks from such threats, strategies and recommendations to mitigate risk from such threats, cybersecurity incidents that have occurred, industry updates, and policy and process recommendations.

2026 Proxy Statement	17	Orion Properties Inc.

While the Board oversees the overall risk management process for the Company, each of the Board’s committees also assists the Board in this oversight with respect to the following risks:
•The Audit Committee oversees the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the Company’s independent registered auditors’ qualifications and independence, and the performance of the Company’s independent registered auditors and internal audit function;
•The Compensation Committee monitors the risks associated with compensation of the Company’s executive officers and directors; and
•The Nominating and Corporate Governance Committee oversees the risk related to our sustainability, social and governance matters, including, without limitation climate change and related risks.
By assigning such responsibilities, the Board of Directors believes it can more effectively identify and address risk. Throughout the year, the Board of Directors, and each of the Board’s committees will review and discuss specific risk topics in significant detail in their respective meetings.
SUSTAINABILITY, SOCIAL AND GOVERNANCE MATTERS
Orion is committed to making sustainability, social and governance (“sustainability”) an integral component of the Company’s long-term strategy for success, as well as the communities and tenants that Orion serves.
Orion owns a diversified portfolio of office properties located in high-quality suburban markets across the U.S. Orion’s portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. A significant majority of our leases are double or triple net-leases. Double and triple-net leases are leases in which the tenant occupies the property as if it is the owner. Therefore, Orion’s tenants generally are solely responsible for the obligations related to the property, including paying all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance). Because the tenant occupies the property as if it is the owner under the net-lease model, the tenant generally controls sustainability practices and conditions at the property, such as waste management, and energy and water usage practices, and decides when and how to implement responsible practices at the property. While Orion does not control the business operations of the tenant, as the property owner, Orion nevertheless recognizes that the operation of commercial real estate assets can have a meaningful impact on the environment – particularly with respect to resource consumption and waste generation – and on the health of building occupants.
Sustainability
Orion is committed to following sustainability practices with regard to energy and water efficiency, alternative power sources, waste management, and other initiatives that will help Orion and its tenants preserve and protect the environment.
In addition, we acknowledge the need to prepare for potential climate change-related impacts to our business and properties. We also acknowledge that we, primarily through our tenants’ use of energy and water, and generation of waste, have an impact on climate change.
Orion has adopted policies that outline its commitment to sustainability oversight and programs driving environmental stewardship. Some highlights are noted below:

2026 Proxy Statement	18	Orion Properties Inc.

Environment, Waste, and Resource Management
•Does not generate hazardous waste
•Implemented recycling programs at corporate offices
•Commitment to environmental stewardship
•Discloses on Orion’s website commonly-used material sustainability metrics for the fiscal year ended December 31, 2023 using the Sustainability Accounting Standards Board, or SASB, framework; these disclosures include energy management and water management metrics, and metrics related to tenant sustainability impacts and climate change adaptation
Climate Change
•Intend to identify areas related to climate change for potential improvements
•Board level oversight of sustainability, including climate change and related risks
•Conducted a materiality assessment to identify key sustainability focus areas that are of most importance to the Company’s stakeholders and to the business
•Conducted an inventory of its properties to identify the appropriate scope for purposes of greenhouse gas (“GHG”) emissions measurement, and then calculated GHG emissions for its Scope 1 and Scope 2 properties for the fiscal year ended December 31, 2023
Additional information regarding Orion’s GHG emissions can be accessed on the Company’s website. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document Orion files with or furnishes to the SEC.
Stakeholder Outreach
The Company is committed to engaging with our stakeholders on a regular basis. In 2023, the Company conducted its first materiality assessment to identify key sustainability focus areas that are of most importance to the Company’s stakeholders and to its business. Our approach consisted of identifying key factors from top sustainability raters and rankers. We also reviewed our top investors and their stewardship principles. We engaged with over 80 internal and external stakeholders representing our tenants, employees (including our executive officers) and our Board to obtain input on which sustainability topics are most important for Orion to address in setting corporate strategy and policies.
The results of the materiality assessment, which are presented in matrix form on Orion’s website and provide valuable insight into our stakeholders’ key sustainability priorities, indicated general alignment between the issues that internal and external stakeholders identify as significant, with both groups identifying the areas related to human capital management and areas related to business governance as important. The individual topics of most significance to stakeholders according to the results of the materiality assessment were “Business Ethics”, “Creating shareholder value and financial performance”, “Employee Training & Career Development”, “Fair Employment Opportunity” and “Data Privacy & Cybersecurity”. The results were reviewed by the Board and inform our sustainability strategy.
The materiality assessment built on Orion’s 2022 tenant survey. Although we generally do not have direct control of our properties under the net-lease model, during 2022, to help inform our development of our sustainability strategies and initiatives, Orion conducted a tenant survey to gather information regarding property specific environmental features for each property in Orion’s portfolio. More information regarding the 2022 tenant survey can be accessed on the Company’s website.
In addition to sustainability related outreach, our commitment to understanding the interests and perspectives of our stakeholders, including our stockholders, is a key component of our sustainability strategy. The Company is highly active in meeting with current and prospective investors and responding to investor queries. During 2025, the Company had over 44 touch points with current and prospective investors.

2026 Proxy Statement	19	Orion Properties Inc.

Social
Orion is committed to being a good corporate citizen. Orion’s culture is driven by our team members’ connections to each other and the communities in which they live and work. Community partnerships give employees the opportunity to effect positive change within Orion, the industry and their communities.
Orion has adopted policies addressing a number of social topics. Some highlights are noted below:
Social Responsibility
•Equal opportunity employer
•Committed to a harassment free work environment
•Provide a process for reporting employee related complaints
•Mandatory training for all employees
•Monitor workforce statistics and report these statistics to the Board of Directors
Human Capital Management
•Support the development and growth of employees
•Identify specific skills, training, and metrics necessary for employees to develop into new roles and levels within the organization
•Provide structured trainings and informal mentoring programs to employees
•Maintain a community outreach program
•Provide comprehensive employee benefits
•Whistleblower reporting process made available to all employees and stakeholders
Occupational Health and Safety
•Seek to reduce work-related injuries and establish standards to provide employees with a clean, compliant, and safe working environment
•Investigation into workplace health and safety incidents
•Emergency preparedness measures and training
•Has in place a process for reporting health and safety concerns
Community Outreach Program
The Company’s culture is driven by our team’s connection to each other and the communities in which we live and work. Community partnerships give our team opportunities to effect positive change within our company, our industry and our communities. The Company has formed a community outreach program, called O2. This initiative allows the Company to make an impact in its communities and our team members to support important causes that they are passionate about. As part of this program, the Company and its team members have contributed time, money, donations and non-perishable foods to 501(c)(3) non-profit organizations located in Phoenix and New York. Examples include Company food drives benefiting St. Mary’s Food Bank in Phoenix and Hour Children in New York City, a Company clothing drive benefiting Dress for Success, a Company toy drive benefiting Samaritan’s Purse, and Company volunteer events conducted with Feed My Starving Children in Phoenix and The Bowery Mission in New York City. Additionally, the Company has sponsored local charitable events in which the Company’s employees have the opportunity to participate.

2026 Proxy Statement	20	Orion Properties Inc.

Team Member Survey
In late 2023 as part of the Company’s sustainability initiatives and to better understand and further team member satisfaction and development, the Company conducted its first company-wide employee survey to monitor employee engagement, well-being, and satisfaction, among other items. The Company takes pride in the culture that has been established thus far and has identified areas of improvement based on the survey findings.
Governance
We are committed to strong corporate governance practices that promote accountability of our Board of Directors and management and the long-term interests of our stockholders. We believe strong corporate governance fosters trust in the Company by all of our stakeholders. The list below highlights our alignment with strong corporate governance practices.
Board Structure
•All Board members are independent other than our Chief Executive Officer
•All Board members are elected annually
•Non-executive Chairman of the Board
•Majority voting in uncontested elections
•Resignation policy for any director who does not receive majority support
•Director and executive officer stock ownership guidelines
•Open communication and effective working relationships among directors who have full access to management
•Corporate risk overseen by full Board and its committees, including formal enterprise risk assessment performed at least annually
•Regular executive sessions of independent directors
•All Audit Committee members are “audit committee financial experts”
•Annual Board and Committee self-assessments
•Sustainability oversight by the Nominating and Corporate Governance Committee
Shareholder Rights
•No poison pill/shareholder rights plan
•Stockholders can amend bylaws by a majority vote
•Stockholders have the right to call a special meeting
•Simple majority vote requirement for mergers requiring a vote of stockholders
•Opted out of the business combination and control share acquisition provisions of the Maryland General Corporation Law
•Double trigger change-in-control contracts
•Cash and equity incentive compensation claw-back policy
•Active year-round stockholder outreach and engagement

2026 Proxy Statement	21	Orion Properties Inc.

Board Meetings
The Board of Directors held 13 meetings and 13 executive sessions of the independent directors, over which Mr. Gilyard, as the Non-Executive Chairman of the Board, served as the presiding director, during 2025. The number of meetings for each Board committee is set forth below under the heading “Board Committees.” During the year ended December 31, 2025, each of our directors attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served. All but one of the directors attended the 2025 Annual Meeting. There is no requirement that our directors attend our 2026 Annual Meeting, however, they are encouraged to attend.
Board Governance Documents
The Board maintains charters for each of its standing committees (the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). In addition, the Board has adopted a written set of Corporate Governance Guidelines as well as a Code of Business Conduct and Ethics that applies to all of the officers, employees, consultants and directors of the Company and its subsidiaries. The Company intends to satisfy the disclosure requirement regarding any amendment to or waiver of a provision of the Code of Business Conduct and Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, by posting such information on the Company’s website. To view the charters of the Board’s standing committees as well as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, please visit our website at www.onlreit.com. Each of these documents is also available, free of charge, in print to any stockholder who sends a written request to Orion Properties Inc., 3200 E Camelback Road, Suite 100, Phoenix, Arizona 85018, Attention: General Counsel and Secretary.
Independent Directors
Under the listing standards of the NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must be independent. As part of the qualification for director independence, in addition to other specified criteria, the NYSE listing standards require our Board of Directors to affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.
Our Board of Directors has affirmatively determined that each of the following four directors - Reginald H. Gilyard, Kathleen R. Allen, Richard Lieb, and Gregory J. Whyte - has no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us), and that they otherwise qualify as “independent” under the NYSE’s listing standards. In determining the independence of Mr. Whyte, our Board of Directors considered his role as Executive Vice President and Chief Operating Officer of Realty Income and the Company’s relationship with Realty Income, which consists of transactions related to us becoming an independent public company in November 2021 pursuant to the Distribution after the Separation of the Company from Realty Income. In determining the independence of Mr. Gilyard, our Board of Directors considered his role as a non-employee director of First American Financial Corporation and CBRE Group Inc. and the Company’s transactions with these companies, which consisted of ordinary course title, property management, and brokerage services.

2026 Proxy Statement	22	Orion Properties Inc.

Service on Other Boards
The Company’s Corporate Governance Guidelines provide that our directors may not sit on more than five public company boards (including the Company’s Board), or to the extent a director is a chairman or lead independent director of a public company board, then not more than four public company boards (including the Company’s Board). In addition, a director appointed to the Audit Committee may not serve on more than two additional audit committees for public companies, unless the Board has made an affirmative determination that such director is able to effectively undertake the responsibilities of serving on the Audit Committee in addition to his or her positions on other such audit committees. Service on other boards and/or committees is to be consistent with the Company’s conflict of interest policies and is reviewed annually.
All of our directors are currently compliant with this policy.
Stock Ownership Guidelines for Directors and Executive Officers
In March 2023, our Board adopted guidelines requiring each director and executive officer of the Company to hold shares of the Company’s common stock (the “Stock Ownership Guidelines”). Each non-employee director of the Company is required to own common stock of the Company with a value of at least five times the individual’s annual cash retainer. The Chief Executive Officer of the Company is required to own common stock of the Company with a value of at least four times his or her annual base salary. All other executive officers are required to own common stock of the Company with a value of at least two times their annual base salary. The directors and executive officers in office at the time of the adoption of the Stock Ownership Guidelines must satisfy his or her respective guideline within five years from the date the Stock Ownership Guidelines were adopted (by March 7, 2028). Any future director or executive officer must satisfy his or her respective guideline within five years of the date of his or her initial appointment.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers, and employees, together with their immediate family members and other persons living in their households. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NYSE standards. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Proxy Statement	23	Orion Properties Inc.

BOARD COMMITTEES
The Board of Directors has three standing committees, with each committee described below. The members of each committee are also listed below. The committees consist solely of independent directors.

Board Members	Audit	Compensation	Nominating and Corporate Governance

Reginald H. Gilyard		●	▲
Paul H. McDowell
Richard Lieb	▲
Kathleen R. Allen, Ph.D.	●	●	●
Gregory J. Whyte	●	▲	●
▲ Chair    ● Member

AUDIT COMMITTEE

Members: Richard J. Lieb (Chair) , Kathleen R. Allen, Gregory J. Whyte	Independent: All	Meetings in 2025: Four

Responsibilities Include:
•Oversee the integrity of the Company’s financial statements;
•Appoint, retain, and oversee the Company’s independent registered public accounting firm;
•Review the scope and results of the audit engagement with the independent registered public accounting firm, including the independent registered public accounting firm’s letters to the Audit Committee;
•Review and monitor the compensation of the Company’s independent registered public accounting firm and approve professional services provided by the independent registered public accounting firm, including the range of audit and non-audit fees;
•Review and monitor the independent auditor’s qualifications and independence; and
•Review the scope, plan and performance of our internal audit function.
The Board has determined that Dr. Allen and Messrs. Lieb and Whyte qualify as audit committee financial experts, as defined by the SEC, and that all of the members of the Audit Committee are financially literate under the current listing standards of the NYSE and meet the NYSE and SEC independence requirements for audit committee members.
The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2025 is discussed below under the heading “Audit Committee Report.”

2026 Proxy Statement	24	Orion Properties Inc.

COMPENSATION COMMITTEE

Members: Gregory J. Whyte (Chair), Reginald H. Gilyard, Kathleen R. Allen	Independent: All	Meetings in 2025: Five

Responsibilities Include:
•Review and approve or make recommendations to the Board of Directors regarding remuneration levels for the Company’s chief executive officer and other executive officers;
•Review and approve, or make recommendations to the Board regarding the Company’s incentive compensation and equity-based plans;
•Conduct an annual review of the Company’s compensation philosophy and incentive programs to ensure these programs reflect the Company’s risk management philosophies, policies and processes;
•Grant cash and equity-based awards under the Company’s incentive compensation and equity-based plans; and
•Review the compensation of members of the Board of Directors.
The Board has determined that all of the members of the Compensation Committee are “independent” under the NYSE director independence standards (including those applicable to Compensation Committee members), and are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee to the extent permitted by applicable law.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members: Reginald H. Gilyard (Chair), Kathleen R. Allen, Gregory J. Whyte	Independent: All	Meetings in 2025: Three

Responsibilities Include:
•Provide counsel to the Board of Directors on a broad range of issues concerning the composition and operation of the Board of Directors;
•Review the qualifications and competencies required for membership on the Board of Directors;
•Review and interview qualified candidates to serve on the Board of Directors;
•Oversee the structure, membership, and rotation of the committees of the Board of Directors;
•Review and consider developments in corporate governance to ensure that best practices are being followed; and
•Oversee sustainability, social and governance matters.
The Board has determined that all of the members of the Nominating and Corporate Governance Committee are “independent” under the NYSE director independence standards.

Board Evaluation Process. The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board of Directors and its committees. The Board of Directors also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

2026 Proxy Statement	25	Orion Properties Inc.

Director Nominations. Identifying and recommending director candidates for election to our Board is a primary responsibility of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
On an annual basis, in making a recommendation to the Board in connection with a director’s nomination for election to the Board, the Nominating and Corporate Governance Committee reviews the following criteria as well as any other factor that they deem to be relevant:
•The candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•The candidate’s experience as a board member of another publicly held company;
•The candidate’s professional and academic experience relevant to the Company’s industry;
•The strength of the candidate’s leadership skills;
•The candidate’s experience in finance and accounting and / or executive compensation practices;
•Time constraints including service on other public company boards and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
•The candidate’s geographic background, gender, age and ethnicity.
Our Nominating and Corporate Governance Committee evaluates each nominee in the context of the Board as a whole, with the objective of assembling a group to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
The Board is aware of and has considered the policies and guidelines adopted by certain proxy advisory firms and institutional investors with regard to the gender composition of boards of directors. The Board believes its current size and composition is appropriate based on consideration of all factors, including the Company’s size and tenure as a public company, the Company’s business, including the opportunities, challenges and risks associated with the Company’s portfolio and current business and market conditions, the current number of independent directors, and the skills, experience and diversity of the existing Board. In the event the Board determines to increase its size in the future, it intends to consider increasing the gender diversity of the Board, in conjunction with consideration of the other criteria set forth above.
With respect to the consideration of director nominees nominated by stockholders, our Nominating and Corporate Governance Committee will consider such candidates provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s Bylaws. Such properly nominated candidates will be evaluated in the same manner as those recommended by our Nominating and Corporate Governance Committee. See “Stockholder Proposals for the 2027 Annual Meeting” for additional information regarding stockholder nominations of director candidates.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may communicate with the Non-Executive Chairman or with the non-employee directors, as a group, regarding any matter that is within the responsibilities of the Board. Stockholders and interested parties should send their communications to the Board of Directors, or the non-employee directors, as a group, to c/o Orion Properties Inc., 3200 E Camelback Road, Suite 100, Phoenix, Arizona 85018, Attention: General Counsel and Secretary. All appropriate correspondence will be promptly forwarded by the General Counsel and Secretary to the Non-Executive Chairman. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

2026 Proxy Statement	26	Orion Properties Inc.

Executive Officers

The following table sets forth the names and ages of each of the executive officers as of the date of this proxy statement and the position and office that each currently holds with the Company. Subject to certain rights set forth in their respective employment agreements, our executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions

Paul H. McDowell	65	Chief Executive Officer, President and Director*
Gavin B. Brandon	49	Chief Financial Officer, Executive Vice President and Treasurer
Christopher H. Day	48	Chief Operating Officer, Executive Vice President
Paul C. Hughes	58	General Counsel and Secretary
* See biographical summary under “Proposal 1: Election of Directors.”

2026 Proxy Statement	27	Orion Properties Inc.

Gavin B. Brandon EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

Biography:
Gavin B. Brandon has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 2021.
Before joining the Company, Mr. Brandon was the Chief Accounting Officer for VEREIT from October 2014 until November 2021 and was responsible for accounting, SEC and managerial reporting, taxation and operational accounting and served on VEREIT’s Investment Committee, Portfolio Strategy Committee, and Cyber Committee. Prior to being VEREIT’s Chief Accounting Officer, Mr. Brandon was the Chief Financial Officer for three publicly registered, non-listed Office and Industrial REITs, Cole Credit Income Trust, Inc., Cole Credit Income Trust II, Inc., and Cole Credit Property Trust II, Inc. which were managed by Cole Capital, the previously owned investment management segment of VEREIT. From 2011 until 2013, Mr. Brandon was the Principal Accounting Officer for two non-listed REITs, Cole Credit Property Trust II, Inc. and Cole Corporate Income Trust, Inc., both of which were externally managed by affiliates of Cole Real Estate Investments, Inc. at which Mr. Brandon held the same role. Mr. Brandon worked for nine years with Deloitte & Touche LLP, most recently as a senior manager in the firm’s national office within real estate services and is a Certified Public Accountant.
Mr. Brandon earned a Bachelor of Arts degree from Weber State University and has served on Weber State University’s National Advisory Council since 2015.

2026 Proxy Statement	28	Orion Properties Inc.

Christopher H. Day EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER

Biography:
Christopher H. Day has served as Executive Vice President, Chief Operating Officer of the Company since November 2021.
Before joining the Company, he served as Senior Vice President, Head of Portfolio and Retail Asset Management for VEREIT from 2018 until November 2021. He oversaw the asset management functions for the VEREIT’s portfolio of over 2,100 retail properties encompassing nearly 35 million square feet, including executing on strategic lease renewals and dispositions to maximize value for the VEREIT’s shareholders. In addition, Mr. Day also oversaw the portfolio management responsibilities of the VEREIT’s portfolio of nearly 3,900 retail, office, industrial and restaurant properties, including working with executive management to establish strategy for the VEREIT’s real estate portfolio that encompassed nearly 89 million square feet. Mr. Day was previously Vice President of Underwriting where he was part of a team that underwrote approximately $25 billion of closed acquisitions of multiple companies from 2007 to 2017.
Prior to joining VEREIT and its predecessor entities, Mr. Day was a Finance Associate for Corporex Companies, a privately held real estate investment company with broad holdings of office, industrial, land, residential and hotel assets throughout the United States. While at Corporex, Mr. Day assisted in the formation of Eagle Hospitality Properties Trust, a former NYSE publicly traded REIT that was formed to succeed to the full-service hotel business of Corporex.
Mr. Day graduated (Magna Cum Laude) from Mississippi State University with a Bachelor of Business Administration (Marketing) degree. He also obtained a Master of Business Administration (General) and Master of Science Business Administration (Finance) from Mississippi State University. Mr. Day is also a CCIM Designee.

2026 Proxy Statement	29	Orion Properties Inc.

Paul C. Hughes GENERAL COUNSEL AND SECRETARY

Biography:
Paul C. Hughes has served as the General Counsel and Secretary of the Company since November 2021.
Before joining the Company, Mr. Hughes served as General Counsel and Secretary of Hospitality Investors Trust, Inc. from March 2017 through November 2021, a real estate investment trust which was public until June 2021 and owns a diversified portfolio of strategically-located hotel properties throughout the United States within the select service market of the hospitality sector. Previously and while Hospitality Investors Trust was externally advised by AR Global, he served as Senior Vice President, Counsel – Hospitality at AR Global where he had worked since November 2013. Prior to joining AR Capital, the predecessor to AR Global, Mr. Hughes served as Vice President, General Counsel and Corporate Secretary of CapLease, from January 2005 until the consummation, in November 2013, of the merger of CapLease with and into VEREIT which was then externally advised by an affiliate of AR Capital. Prior to joining CapLease, Mr. Hughes was an attorney practicing in the area of corporate and securities matters at Hunton & Williams LLP (now Hunton Andrews Kurth LLP) from September 2000 until January 2005, and at Parker Chapin LLP (now Troutman Pepper Locke LLP) from September 1997 until September 2000. Mr. Hughes is also a certified public accountant and was employed by Grant Thornton LLP from January 1989 until June 1997.
Mr. Hughes earned his JD (Summa Cum Laude) from New York Law School and his B.S. from Lehigh University.

2026 Proxy Statement	30	Orion Properties Inc.

Proposal Two Ratification of Appointment of Independent Registered Public Accounting Firm

GENERAL	BOARD RECOMMENDATION
The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG was first appointed as our independent registered public accounting firm in 2021, to audit the financial statements of the Company for the fiscal year ending December 31, 2021. Stockholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain KPMG in the future. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.
VOTE

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

2026 Proxy Statement	31	Orion Properties Inc.

FEES TO KPMG Aggregate fees for professional services rendered by KPMG for the years ended December 31, 2024 and December 31, 2025, were as follows (in thousands):

	2024	2025

Type of Service	($)	($)

Audit Fees(1)	483	532
Audit-Related Fees(2)	34	2
Tax Fees	—	—
All Other Fees	—	—
Total	517	534
(1)Includes fees for professional services rendered for year-end 2024 and 2025 audit services, and KPMG’s consent to incorporation by reference of its audit opinion in the Company’s shelf registration statement filings.
(2)Includes fees for audit-related consulting services.
PRE-APPROVAL POLICIES AND PROCEDURES
To help ensure the independence of the independent auditor, the Audit Committee’s charter requires that the Audit Committee pre-approve all audit and non-audit services to be performed by its independent auditor prior to the engagement of such independent auditor by the Company or its subsidiaries. The Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approvals regarding the Company’s engagement of the independent auditor for audit and non-audit services, provided that any such approvals must be presented to the full Audit Committee at a subsequent meeting and the Audit Committee must be informed of each non-audit service provided by the independent auditor. All services provided to us by the Company’s independent auditor have been pre-approved by the Audit Committee or the Chairman of the Audit Committee in accordance with the aforementioned delegation.
VOTE REQUIRED
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm.

BOARD RECOMMENDATION
The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

2026 Proxy Statement	32	Orion Properties Inc.

Audit Committee Report *

Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. The Company’s independent auditor is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with GAAP. In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025. Management and KPMG represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025 were prepared in accordance with GAAP. The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee received the written disclosures and a letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on the Audit Committee’s review and the discussions described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2025 be included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee
Richard J. Lieb (Chair)
Kathleen R. Allen
Gregory J. Whyte

*
The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

2026 Proxy Statement	33	Orion Properties Inc.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table shows the amount of securities available under the 2021 Plan as of December 31, 2025, the only compensation plan under which equity securities of the Company are reserved for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)($)	Securities available for future issuance under equity compensation plans(3) (excluding securities reflected in column (a)) (c)(#)

Equity compensation plans approved by security holders	4,598,827	—	2,790,380
Equity compensation plans not approved by security holders	—	—	—
Total	4,598,827		2,790,380
(1)Includes awards of time-based restricted stock units and performance-based restricted stock units (assuming the maximum level of performance achievement) as of December 31, 2025. Assumes settlement of performance-based restricted stock unit awards granted in March 2023 the performance period for which concluded on December 31, 2025, and a portion of which have vested and a portion of which have been forfeited.
(2)Because there is no exercise price associated with restricted stock units, such awards are not included in the weighted average exercise price calculation.
(3)Represents the total number of shares of common stock reserved for issuance under the Company’s equity compensation plans that remain available for future awards as of December 31, 2025.

2026 Proxy Statement	34	Orion Properties Inc.

Executive Compensation

The following section discusses the material components of the executive compensation program for our Chief Executive Officer, our Chief Financial Officer, and the next most highly paid executive officer of the Company for the year ended December 31, 2025 (collectively, the “NEOs”). In 2025 our NEOs and their positions with the Company were as follows:

Paul H. McDowell, our Chief Executive Officer, President
Gavin B. Brandon, our Executive Vice President, Chief Financial Officer and Treasurer
Paul C. Hughes, our General Counsel & Secretary
SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation paid to or earned by our NEOs for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)

Paul H. McDowell Chief Executive Officer, President	2025	584,000	—	659,906	746,936	89,477	2,080,319
	2024	581,039	—	1,119,998	779,640	31,572	2,512,249
Gavin B. Brandon Executive Vice President (“EVP”), Chief Financial Officer and Treasurer	2025	477,000	—	266,933	610,083	39,922	1,393,938
	2024	474,715	—	412,501	636,795	17,517	1,541,528
Paul C. Hughes General Counsel & Secretary	2025	439,058	—	169,866	480,520	25,220	1,114,664

(1)Represents base salary earned by our NEOs in the applicable fiscal year.
(2)Amounts reflect the grant date fair value of restricted stock unit awards computed in accordance with ASC Topic 718, without regard to forfeitures. These amounts reflect the Company’s estimated compensation cost determined as of the grant date under ASC Topic 718 for these awards and do not correspond to the actual values, if any, that will be realized by the executives.

2026 Proxy Statement	35	Orion Properties Inc.

The Company’s long-term incentive program for the named executive officers includes three types of restricted stock unit awards: (i) those which are subject to vesting based on the recipient’s continued service with the Company, or Time-Based RSUs; (ii) those which are subject to vesting based on the Company’s achievement of total shareholder return (“TSR”) levels measured on an absolute basis during a three-year performance period, or TSR-Based RSUs; and (iii) those which are subject to vesting based on the achievement of certain operational metrics during a three-year performance period, or Metrics-Based RSUs. The grant date fair value of Time-Based RSUs is determined using the closing stock price on the grant date. The grant date fair value of the TSR-Based RSUs is measured at target level of performance and determined using a Monte Carlo simulation model which takes into account multiple input variables that determine the probability of satisfying the required total shareholder return.
The grant date fair value of Metrics-Based RSUs is determined using the closing stock price on the grant date and has not been included here as the likelihood of meeting the goals was not probable as of the grant date. The grant date fair value of the TSR-Based RSUs granted in March 2025, assuming maximum level of performance is as follows: Mr. McDowell, $232,088; Mr. Brandon, $66,483; and Mr. Hughes, $42,307; and the grant date fair value of the TSR-Based RSUs granted in February 2024, assuming maximum level of performance is as follows: Mr. McDowell, $959,999; and Mr. Brandon, $274,999. The grant date fair value of the Metrics-Based RSUs granted in March 2025, assuming maximum level of performance is as follows: Mr. McDowell, $815,796; Mr. Brandon, $233,691; and Mr. Hughes, $148,714; and the grant date fair value of the Metrics-Based RSUs granted in February 2024, assuming maximum level of performance is as follows: Mr. McDowell, $959,999; and Mr. Brandon, $275,001.
(3)The amounts in this column with respect to 2024 have been restated from the Summary Compensation Table included in the Company’s proxy statement for the 2025 annual meeting of stockholders. Specifically, with respect to TSR-Based RSUs, the Company has restated the 2024 amounts to include the grant date fair value assuming target performance, rather than maximum performance. The Company has also restated the 2024 amounts with respect to Metrics-Based RSUs to include the portion of the grant date fair value that was probable to vest as of the grant date, rather than assuming maximum vesting.
(4)Amounts in the Non-Equity Incentive Compensation column represent cash bonuses awarded to each of our NEOs. The amount of the actual cash bonus paid to each NEO with respect to 2025 is discussed in more detail under “Non-Equity Compensation – 2025 Annual Cash Bonus Program” below.
(5)The table below shows the components of “All Other Compensation” for 2025, which include dividend equivalents paid on restricted stock unit (“RSU”) awards, Company 401(k) matching contributions and Company-paid long-term disability.

Name	Dividend Equivalents Paid on RSU Stock Awards ($)	Company 401(k) Match ($)	Long-Term Disability ($)

Paul H. McDowell	81,978	6,750	749
Gavin B. Brandon	32,476	6,750	696
Paul C. Hughes	17,714	6,750	756
The Compensation Committee has retained Ferguson Partners Consulting L.P. (“FPC”), a nationally-known independent executive compensation and benefits consulting firm specializing in the real estate industry, to advise the Compensation Committee with respect to executive officer compensation decisions for fiscal year 2025 and executive officer opportunities, plan and design for fiscal year 2026, including a comparison of compensation levels, mix and plan structure with a group of pre-defined peer companies. FPC has served as the Compensation Committee’s independent compensation adviser since the Distribution, and prior to that was engaged by Realty Income to provide executive compensation consulting services with respect to the initial base salary, annual bonus and equity-based award levels for our executive officers at the time of the Distribution.

2026 Proxy Statement	36	Orion Properties Inc.

With the assistance of its independent compensation consultant, the Compensation Committee annually conducts a review of its executive compensation program in examining both the amount of pay and structure of its incentive programs. It was most recently found that the Company’s executive compensation program has historically been below the median of its compensation peer group from a pay level perspective and the design of its incentive programs largely aligns with both its direct peers and broader public REIT industry.1 The compensation framework of the Company for its executive officers is designed to foster a performance-driven, pay-for-performance culture that is intended to align our executive officers’ interests with those of our stockholders while also rewarding our executive officers for superior individual achievements that promote the long-term value of the Company. The majority (67-70%) of the Company’s short-term incentive program is based on objective, quantifiable performance and the majority of the long-term incentive award grant to our CEO (60%) is performance based and tied to rigorous multi-year performance objectives.
While the Compensation Committee believes that the Company’s executive compensation programs are working effectively, the Committee has proactively made a number of changes to further align the interests of management and that of stockholders. The Compensation Committee implemented the following changes to the executive compensation programs during March 2026:
•Increased the weighting of the total general and administrative expense metric in the annual cash bonus program from 13% to 20% to reflect increased emphasis on G&A cost control (while also modestly reducing the weighting of the Net Debt to Adjusted EBITDA and individual performance metrics);
•Increased the level of performance above target that must be achieved to reach maximum payout and the level of performance below target that must be achieved to achieve at least threshold payout in the annual cash bonus program, and generally narrowed the range within target;
•Increased the weighting of occupancy rate in the long-term incentive program from 10% to 20% to reflect increased emphasis on leasing up vacancy (while also eliminating the disposition metric given that the pace and priority of asset sales are expected to diminish);
•Reduced the maximum payout for performance-based restricted stock units awards from 200% of target to 150% of target;
•Modified the methodology used to denominate the number of shares for the TSR-based performance equity component to use the share price on the fifth trading day after the Company issues its year-end earnings press release and files its Form 10-K for the prior fiscal year (consistent with the determination of metrics-based performance and time-based vesting equity) rather than the risk-adjusted accounting value based on an independent, third party Monte-Carlo valuation to limit dilution in light of current valuation; and
•Mr. McDowell voluntarily agreed to reduce the target value of his 2026 equity compensation award from $1.6 million to $1.3 million. This award will continue to be comprised of 60% performance-based restricted stock units and 40% time-based restricted stock units.
1 The Company used the following peer set for executive compensation benchmarking purposes for the year ending December 31, 2025: Brandywine Realty Trust, City Office REIT, Inc., Easterly Government Properties, Inc., Getty Realty Corp., Global Medical REIT Inc., LTC Properties, Inc., NETSTREIT Corp., One Liberty Properties, Inc., Plymouth Industrial REIT, Inc., Postal Realty Trust, Inc., and Summit Hotel Properties, Inc. The Compensation Committee determined to select these companies as peers primarily based on a combination of the following factors: industry (publicly traded real estate investment trusts), asset class, size (based on a variety of objective measures), the peer company cites the Company as a compensation peer, and inclusion of such peer in the most recent peer group selected by a proxy advisory firm.

2026 Proxy Statement	37	Orion Properties Inc.

Executive Compensation Program Changes

Annual Bonus Program		Long-Term Incentive Program

Increased Weighting of G&A Expense Metric	Increased Goal Rigor	Decreased Maximum Payout for Performance Awards	Reduced CEO Equity Award
Increased weighting from 13% to 20%	Increased level of performance required to achieve maximum and threshold payouts	Decreased maximum payout opportunity from 200% to 150% of target	Mr. McDowell voluntarily agreed to reduce the target value of his 2026 equity award from $1.6 million to $1.3 million

Increased Weighting of Occupancy Metric
Increased weighting from 10% to 20%

The key elements of the compensation for each of our NEOs are described below.
NON-EQUITY COMPENSATION
Base Salary
The base salary payable to each of our NEOs provides a fixed component of compensation that reflects the NEO’s position and responsibilities and is based on market analysis. The base salaries for our NEOs were established in the context of the nature of the respective NEO’s particular position, the responsibilities associated with that position, length of service with the Company and its predecessors, experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, our Chief Executive Officer’s recommendations (with the exception of his own base salary) and our overall compensation philosophy. As further described below, the respective employment arrangements of our NEOs provide for a specified or minimum base salary determined in accordance with these criteria.
Effective as of March 1, 2026, Mr. McDowell’s annual base salary was adjusted to $601,520, Mr. Brandon’s annual base salary was adjusted to $491,310, and Mr. Hughes’s annual base salary was adjusted to $459,680.
2025 Annual Cash Bonus Program
In March 2025, the Compensation Committee approved an annual incentive program for the Company’s 2025 fiscal year (the “2025 Bonus Program”). Under the 2025 Bonus Program, each NEO was eligible to earn an annual incentive bonus based on the applicable NEO’s individual performance and the Company’s achievement of performance goals relating to (1) Core FFO per share, (2) total general and administrative expenses (“G&A expenses”), and (3) Net Debt to Adjusted EBITDA. The weighting of each component of the 2025 Bonus Program was as follows:

Bonus Component	Weighting (%)

Individual Performance	33
Core FFO per share(1)	30
G&A expenses	13
Net Debt to Adjusted EBITDA(1)	24
(1)     Core FFO and Net Debt and Adjusted EBITDA are non-GAAP financial measures. See the Company’s Supplemental Information Package for 2025 Fourth Quarter and Year End for the definition of these terms.

2026 Proxy Statement	38	Orion Properties Inc.

Under the 2025 Bonus Program, 50% of each target bonus component was to be earned for performance at the threshold level, 100% of each target bonus component was to be earned for performance at the target level and 150% of each target bonus component was to be earned for performance at the maximum level (or above). Performance between threshold and target and between target and maximum performance levels was to be interpolated on a straight-line basis.
Pursuant to their respective employment agreements (as described more fully below), in 2025 Messrs. McDowell and Brandon were eligible to earn an annual cash bonus targeted at 100% of such NEO’s base salary, and Mr. Hughes was eligible to earn an annual cash bonus targeted at 85% of his base salary.
In March 2026, the Compensation Committee awarded the NEOs the following cash bonuses with respect to the Company’s 2025 fiscal year based on the applicable NEO’s performance and the Company’s achievement of the performance goals set forth above.

Name	2025 Cash Bonus ($)

Paul H. McDowell	$746,936
Gavin B. Brandon	$610,083
Paul C. Hughes	$480,520
2026 Annual Cash Bonus Program
In March 2026, the Compensation Committee approved an annual incentive program for the Company’s 2026 fiscal year (the “2026 Bonus Program”). Under the 2026 Bonus Program, each NEO is eligible to earn an annual incentive bonus based on the applicable NEO’s individual performance and the Company’s achievement of performance goals relating to (1) Core FFO per share, (2) G&A expenses, and (3) Net Debt to Adjusted EBITDA. The weighting of each component of the 2026 Bonus Program is as follows:

Bonus Component	Weighting (%)

Individual Performance	30
Core FFO per share	30
G&A expenses	20
Net Debt to Adjusted EBITDA	20
Under the 2026 Bonus Program, 50% of each target bonus component will be earned for performance at the threshold level, 100% of each target bonus component will be earned for performance at the target level and 150% of each target bonus component will be earned for performance at the maximum level (or above). Performance between threshold and target and between target and maximum performance levels will be interpolated on a straight-line basis.
Pursuant to their respective employment agreements (as described more fully below), in 2026 Messrs. McDowell and Brandon will be eligible to earn an annual cash bonus targeted at 100% of such NEO’s base salary, and Mr. Hughes will be eligible to earn an annual cash bonus targeted at 85% of his base salary.

2026 Proxy Statement	39	Orion Properties Inc.

EQUITY COMPENSATION
We maintain the 2021 Plan pursuant to which we may grant equity incentive awards to our non-employee directors, employees (including the NEOs) and consultants of the Company and its subsidiaries. Each of our NEOs currently holds restricted stock unit awards under the 2021 Plan.
In each of March 2025 and March 2026, the Compensation Committee approved awards to the NEOs of performance-based RSUs and time-based RSUs covering shares of the Company’s common stock (collectively, the “awards”), under the 2021 Plan. The following is a brief description of the material terms and conditions of the March 2025 and March 2026 awards.
Performance-Based RSUs
General - Pursuant to the performance-based RSUs, each NEO is eligible to vest in a number of RSUs ranging from 0% to 100% of the total number of RSUs granted (which is equal to the maximum number of RSUs that may be earned), based on the Company’s total shareholder return (“TSR”) measured on an absolute basis and certain operational performance metrics, in each case, during a three-year performance period, subject to the NEO’s continued service with the Company. The performance period for the RSUs awarded in March 2025 commenced on January 1, 2025, and concludes on December 31, 2027 (the “2025 Performance-Based RSUs”) and the performance period for the RSUs approved by the Compensation Committee in March 2026 commenced on January 1, 2026, and concludes on December 31, 2028 (the “2026 Performance-Based RSUs” and together with the 2025 Performance-Based RSUs, the “Performance-Based RSUs”).
Performance Vesting
The 2025 Performance-Based RSUs are eligible to vest based on the Company’s (i) absolute TSR performance over the performance period (“Company TSR”) (50%), (ii) achievement of acquisition related performance metrics (10%), (iii) achievement of average lease term performance metrics (20%), (iv) achievement of disposition related performance metrics (10%) and (v) achievement of occupancy rate performance metrics (10%).
The 2026 Performance-Based RSUs are eligible to vest based on the Company’s (i) absolute TSR performance over the performance period (“Company TSR”) (50%), (ii) achievement of acquisition related performance metrics (10%), (iii) achievement of average lease term performance metrics (20%) and (iv) achievement of occupancy rate performance metrics (20%).
In the event that the applicable performance metric is achieved at the “threshold,” “target” or “maximum” level as specified in the applicable award agreement, the performance-based RSUs eligible to vest based on achievement of such performance metrics will become vested with respect to the percentage of such performance-based RSUs set forth below:

	Performance Vesting Percentage (%)
	2025 Performance-Based RSUs	2026 Performance-Based RSUs

Below “Threshold Level”	0	0
“Threshold Level”	25	33.33
“Target Level”	50	66.66
“Maximum Level”	100	100

2026 Proxy Statement	40	Orion Properties Inc.

If the applicable performance vesting percentage falls between the levels specified as “threshold” and “target” or between the levels specified as “target” and “maximum”, such performance vesting percentage will be determined using straight-line linear interpolation between such levels. The Company’s TSR vesting percentage will be reduced by 1.0% for each percentile that the Company’s TSR relative to a specified group of peer companies is below the 20th percentile, and 1.0% for each percentile that the Company’s TSR performance relative to such peer companies is above the 80th percentile (provided that in no event will the absolute TSR vesting percentage exceed 100%) during the applicable performance period.
Change in Control - In the event that a change in control of the Company occurs prior to the completion of the applicable performance period, the NEO has not incurred a termination of service prior to such change in control and the awards of Performance-Based RSUs are not continued, converted, assumed or replaced by the successor or surviving entity in such change in control, then the Performance-Based RSUs will vest with respect to a number of RSUs equal to the greater of (x) the number of RSUs which would have vested based on actual performance levels as of, and assuming the completion of the applicable performance period as of the date of such change in control, and (y) the number of RSUs which would vest at target performance levels. Any such RSUs that have not fully vested as of the date on which the change in control occurs will be cancelled and forfeited by the executive.
Certain Terminations of Service - If an NEO’s service is terminated by the Company other than for “cause,” by the NEO for “good reason,” or due to the NEO’s death or “disability” (each as defined in the applicable award agreement), in any case, prior to the completion of the applicable performance period, the Performance-Based RSUs will vest with respect to a number of RSUs equal to the greater of (x) the number of RSUs which would have vested based on actual performance levels as of the date of such qualifying termination, and (y) the number of RSUs which would vest at target performance levels. Any such RSUs that do not become fully vested in accordance with the preceding sentence upon the administrator’s determination, will be cancelled and forfeited by the NEO.
Payment - Any RSUs that become vested will be paid to the NEO in whole shares of the Company’s common stock within 20 days after the applicable vesting date.
Dividend Equivalents - Each Performance-Based RSU award is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the NEO to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSU to which the dividend equivalent relates. Any dividend equivalent payments that would have been made prior to the date on which the RSU becomes vested will be paid within 45 days following the date on which the RSU becomes vested. Upon the NEO’s termination of service for any reason, the NEO will not be entitled to any dividend equivalent payments with respect to any RSUs that do not become vested.
The table below sets forth the target and maximum number of RSUs subject to each Performance-Based RSU Award:

	2025 Performance-Based RSUs		2026 Performance-Based RSUs
Name	Target (#)	Maximum (#)	Target (#)	Maximum (#)(1)

Paul H. McDowell	381,833	763,666	326,360	489,540
Gavin B. Brandon	109,379	218,758	115,062	172,594
Paul C. Hughes	69,605	139,210	73,222	109,834
(1)For the 2026 Performance-Based RSUs, the maximum payout opportunity was reduced from 200% to 150% of target.

2026 Proxy Statement	41	Orion Properties Inc.

On December 31, 2025, the performance period for the performance-based RSUs granted by the Company in March 2023 (the “2023 Performance-Based RSUs”) concluded. The table below sets forth the target and maximum number of 2023 Performance-Based RSUs, and the actual number of RSUs that became vested and have been paid to the applicable NEO.

	2023 Performance-Based RSUs
Name	Target (#)	Maximum (#)	Actual (#)

Paul H. McDowell	127,153	254,305	52,513
Gavin B. Brandon	36,424	72,848	15,042
Paul C. Hughes	19,868	39,735	8,204

Actual performance with respect to the 2023 performance-based RSUs was between target and maximum for two metrics, weighted average lease term, which represented 20% of the award, and dispositions, which represented 10% of the award, and between threshold and target for a third metric, occupancy, which represented 10% of the award. The other two performance metrics, which comprised 60% of the 2023 performance-based RSU award were below threshold and therefore resulted in no payout (i.e., absolute Company TSR and acquisition related performance metric). The Company’s actual performance across all five metrics included in the 2023 performance-based RSUs resulted in a payout of 21% of maximum level.
Time-Based RSUs
General - Pursuant to the time-based RSU awards, each NEO is eligible to vest in a number of RSUs that are subject to vesting based on the NEO’s continued service with the Company.
Vesting - Each award of time-based RSUs will vest as to one-third of the RSUs on each of the first three anniversaries of the applicable grant date (March 3, 2025 for the time-based RSUs awarded in March 2025 and March 3, 2026 for the time-based RSUs approved by the Compensation Committee in March 2026), subject to the NEO’s continued service through each applicable vesting date.
Dividend Equivalents - Each time-based RSU award is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the executive to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSU to which the dividend equivalent relates. Any dividend equivalent payments that would have been made prior to the date on which the RSU becomes vested will be paid within 45 days following the date on which the RSU becomes vested. The NEO will not be entitled to any dividend equivalent payments with respect to any RSUs that are forfeited prior to vesting.
Certain Terminations of Service - If an NEO’s service is terminated by the Company or an affiliate thereof other than for “cause” or by the executive for “good reason” (each as defined in the applicable award agreement), the time-based RSUs will vest in full upon such termination. In addition, if an NEO’s service is terminated due to the NEO’s death or “disability” (as defined in the applicable award agreement), then a pro-rata portion of the time-based RSUs will vest based on the number of whole months during the vesting period prior to the date of such termination. Upon an NEO’s termination of service for any other reason, any then-unvested time-based RSUs will automatically be cancelled and forfeited by the NEO.

2026 Proxy Statement	42	Orion Properties Inc.

The table below sets forth the number of time-based RSUs awarded to each NEO during 2025 and 2026.

Name	2025 Time-Based RSUs (#)	2026 Time-Based RSUs (#)

Paul H. McDowell	274,678	217,573
Gavin B. Brandon	118,026	115,063
Paul C. Hughes	75,107	73,222
Timing of Equity Grants
Equity incentive awards are granted to NEOs generally during the first quarter of each year at a regular compensation committee meeting scheduled usually within one or two days prior to public release of the Company’s year-end financial results. Each incentive award is stated in a dollar value and the number of shares of the Company’s common stock is determined by dividing the dollar value by the closing price of a share of the Company’s common stock on the fifth trading day after the Company issues its year-end earnings press release and files its Form 10-K for the prior fiscal year, rounded to the nearest whole share.
OTHER ELEMENTS OF COMPENSATION
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees, which includes a matching contribution by the Company. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, with such matching contributions not to exceed $6,750 per year.
Employee Benefits and Perquisites
Health/Welfare Plans - All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•medical, dental and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life insurance.
We believe that the employee benefits described above are necessary and appropriate to provide a competitive compensation package to our employees.

2026 Proxy Statement	43	Orion Properties Inc.

EXECUTIVE COMPENSATION ARRANGEMENTS
We entered into employment agreements with each of our NEOs that became effective upon completion of the Distribution. Below is a summary of the employment agreements with our NEOs.
Paul H. McDowell
We have entered into an employment agreement with Mr. McDowell pursuant to which, Mr. McDowell serves as our Chief Executive Officer, President. The employment agreement will continue until terminated. Pursuant to the employment agreement, Mr. McDowell received an initial annual base salary of $550,000 and is eligible to earn an annual bonus targeted at 100% of his then-current annual base salary, based upon achievement of performance goals established by the Compensation Committee. The payment of any annual bonus, to the extent any annual bonus becomes payable, is contingent upon Mr. McDowell’s continued employment through the applicable payment date. In addition, pursuant to the employment agreement, Mr. McDowell is eligible to receive annual long-term incentive equity awards during each calendar year of his employment with the Company, as may be determined by the Compensation Committee. In addition, Mr. McDowell is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our similarly situated executives and will accrue four weeks of vacation for each full calendar year of employment under our vacation policy.
If Mr. McDowell’s employment is terminated due to his death or “disability” (as defined in his employment agreement), then in addition to accrued benefits, (i) Mr. McDowell will be entitled to any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, and (ii) any outstanding time-vesting equity awards granted to Mr. McDowell will vest on a pro rata basis. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
If Mr. McDowell’s employment with us is terminated by the Company without “cause” or by Mr. McDowell for “good reason” (each as defined in his employment agreement), then subject to his execution of an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants, in addition to accrued benefits, Mr. McDowell will be entitled to (i) any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, (ii) an amount equal to the sum of his annual base salary and target annual bonus for the year of termination (the “cash severance”) and (iii) continued medical coverage, at the same cost to Mr. McDowell as if he were an active employee, until the earliest of: (x) one year following the date of the termination; or (y) such time as Mr. McDowell obtains new employment that offers group medical coverage. In addition, all outstanding time-vesting equity awards granted to Mr. McDowell will vest in full. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
Notwithstanding the foregoing, if Mr. McDowell’s employment is terminated by the Company without cause or by Mr. McDowell for good reason during the period beginning on the date of, and ending 18 months following, a change in control (as defined in the employment agreement), then, in lieu of the cash severance, Mr. McDowell will be entitled to a cash severance payment equal to two times the sum of (x) his annual base salary plus (y) an amount equal to his annual target cash bonus as in effect on the date of his termination, payable in a cash lump sum.
In connection with entry into the employment agreement, Mr. McDowell has executed an employee confidentiality and non-competition agreement, which includes customary confidentiality restrictions that apply indefinitely and non-compete and non-solicitation restrictions effective during employment and for 12 months thereafter.

2026 Proxy Statement	44	Orion Properties Inc.

Gavin B. Brandon
We have entered into an employment agreement with Mr. Brandon pursuant to which, Mr. Brandon serves as our Executive Vice President, Chief Financial Officer and Treasurer. The employment agreement will continue until terminated. Pursuant to the employment agreement, Mr. Brandon received an initial annual base salary of $450,000 and is eligible to earn an annual bonus targeted at 100% of his then-current annual base salary, based upon achievement of performance goals established by the Compensation Committee in consultation with our Chief Executive Officer. The payment of any annual bonus, to the extent any annual bonus becomes payable, will be contingent upon Mr. Brandon’s continued employment through the applicable payment date. Pursuant to the employment agreement, Mr. Brandon is also eligible to receive annual long-term incentive equity awards during each calendar year of his employment with the Company, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer. In addition, Mr. Brandon is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our similarly situated executives and will accrue four weeks of vacation for each full calendar year of employment under our vacation policy.
If Mr. Brandon’s employment is terminated due to his death or “disability” (as defined in his employment agreement), then in addition to accrued benefits, (i) Mr. Brandon will be entitled to any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, and (ii) any outstanding time-vesting equity awards granted to Mr. Brandon will vest on a pro rata basis. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
If Mr. Brandon’s employment with us is terminated by Orion without “cause” or by Mr. Brandon for “good reason” (each as defined in his employment agreement), then subject to his execution of an effective release of claims in favor of Orion and continued compliance with certain restrictive covenants, in addition to accrued benefits, Mr. Brandon will be entitled to (i) any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, (ii) an amount equal to the sum of his annual base salary and target annual bonus for the year of termination (the “cash severance”) and (iii) continued medical coverage, at the same cost to Mr. Brandon as if he were an active employee, until the earliest of: (x) one year following the date of the termination; or (y) such time as Mr. Brandon obtains new employment that offers group medical coverage. In addition, all outstanding time-vesting equity awards granted to Mr. Brandon will vest in full. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement. Notwithstanding the foregoing, if Mr. Brandon’s employment is terminated by the Company without cause or by Mr. Brandon for good reason during the period beginning on the date of, and ending 18 months following, a change in control (as defined in the employment agreement), then, in lieu of the cash severance, Mr. Brandon will be entitled to a cash severance payment equal to the product of two times the sum of (x) his annual base salary plus (y) an amount equal to his annual target bonus as in effect on the date of his termination, payable in a cash lump sum.
In connection with entry into the employment agreement, Mr. Brandon has executed an employee confidentiality and non-competition agreement, which includes customary confidentiality restrictions that apply indefinitely and non-compete and non-solicitation restrictions effective during employment and for 12 months thereafter.

2026 Proxy Statement	45	Orion Properties Inc.

Paul C. Hughes
We have entered into an employment agreement with Mr. Hughes pursuant to which, Mr. Hughes serves as our General Counsel & Secretary. The employment agreement will continue until terminated. Pursuant to the employment agreement, Mr. Hughes received an initial annual base salary of $400,000 and, pursuant to an amendment to such agreement effective on March 12, 2025, is eligible to earn an annual bonus targeted at 85% of his then-current annual base salary, based upon achievement of performance goals established by the Compensation Committee in consultation with our Chief Executive Officer. The payment of any annual bonus, to the extent any annual bonus becomes payable, is contingent upon Mr. Hughes’s continued employment through the applicable payment date. Pursuant to the employment agreement, Mr. Hughes is also eligible to receive annual long-term incentive equity awards during each calendar year of his employment with the Company, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer. In addition, Mr. Hughes is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our similarly situated executives and will accrue four weeks of vacation for each full calendar year of employment under our vacation policy.
If Mr. Hughes’s employment is terminated due to his death or “disability” (as defined in his employment agreement), then in addition to accrued benefits, (i) Mr. Hughes will be entitled to any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, and (ii) any outstanding time-vesting equity awards granted to Mr. Hughes will vest on a pro rata basis. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
If Mr. Hughes’s employment with us is terminated by the Company without “cause” or by Mr. Hughes for “good reason” (each as defined in his employment agreement), then subject to his execution of an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants, in addition to accrued benefits, Mr. Hughes will be entitled to (i) any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, (ii) an amount equal to the sum of his annual base salary and target annual bonus for the year of termination (the “cash severance”) and (iii) continued medical coverage, at the same cost to Mr. Hughes as if he were an active employee, until the earliest of: (x) one year following the date of the termination; or (y) such time as Mr. Hughes obtains new employment that offers group medical coverage. In addition, all outstanding time-vesting equity awards granted to Mr. Hughes will vest in full. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement. Notwithstanding the foregoing, if Mr. Hughes’s employment is terminated by the Company without cause or by Mr. Hughes for good reason during the period beginning on the date of, and ending 18 months following, a change in control (as defined in the employment agreement), then, in lieu of the cash severance, Mr. Hughes will be entitled to a cash severance payment equal to two times the sum of (x) his annual base salary plus (y) an amount equal to his annual target bonus as in effect on the date of his termination, payable in a cash lump sum.
In connection with entry into the employment agreement, Mr. Hughes has executed an employee confidentiality and non-competition agreement, which includes customary confidentiality restrictions that apply indefinitely and non-compete and non-solicitation restrictions effective during employment and for 12 months thereafter.
Incentive Compensation Clawback Policy
Our Board of Directors has adopted a formal clawback policy that applies to cash incentive compensation or equity-based incentive compensation and amended such policy in 2023 to conform and comply with the mandatory clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act following the finalization of the rules implementing such requirements under the Exchange Act by the SEC and under NYSE listing standards.

2026 Proxy Statement	46	Orion Properties Inc.

Our clawback policy is administered by the Compensation Committee and provides that the Compensation Committee must seek to recover erroneously awarded compensation received by any officer of the Company subject to the reporting requirements of Section 16 of the Exchange Act if an “accounting restatement” occurs, whether or not there has been officer misconduct or fault, unless the Compensation Committee has made a determination that expenses paid to third parties in enforcing the clawback policy would exceed the amount recovered.
Our clawback policy also provides that following a “discretionary triggering event,” that does not cause a required recoupment under the clawback policy, the Compensation Committee may require any officer of the Company to repay or forfeit certain cash and/or equity-based incentive compensation received by such officer during the three-year period preceding a “discretionary triggering event.” A “discretionary triggering event” is a decision by the Compensation Committee that one or more performance metrics used for determining previously paid cash and/or equity-based incentive compensation was incorrectly calculated and, if calculated correctly, would have resulted in a lower payment to one or more such officers. In connection with a “discretionary triggering event,” the Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously received incentive compensation and how much compensation to recoup from individual officers, including any determination that such officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the incorrect calculation. The amount and form of the compensation to be recouped and the means of such recoupment will be determined by the Compensation Committee in its discretion.
Our clawback policy provides that notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any officer of the Company that may be interpreted to the contrary, the Company shall not indemnify any officer of the Company against the loss of any erroneously awarded compensation, including any payment or reimbursement for the cost of third-party insurance purchased by such officer to fund potential clawback obligations under our clawback policy.
Anti-Hedging and Anti-Pledging Policy
The Company has adopted anti-hedging and anti-pledging policies and restrictions on derivative trading applicable to our directors, executive officers, and employees. Our directors, executive officers, and employees are prohibited from trading in puts, calls, or other derivative securities involving the Company’s equity securities. Additionally, our directors, executive officers, and employees are prohibited from purchasing the Company’s securities on margin, pledging the Company’s securities as collateral to secure loans, borrowing against the Company’s securities held in a margin account, or engaging in forms of hedging or monetization transactions, such as zero-cost collars and forward sales contracts, that allow the director, executive officer, or employee to own the Company’s securities without the full risks and rewards of ownership.

2026 Proxy Statement	47	Orion Properties Inc.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table provides a summary of outstanding stock option and restricted stock units awards held by our NEOs as of December 31, 2025.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Paul H. McDowell	—	—	—	—	—	431,836	(3)	975,949	1,561,632	(7)	3,529,288
Gavin B. Brandon	—	—	—	—	—	185,555	(4)	419,354	447,342	(8)	1,010,993
Paul C. Hughes	—	—	—	—	—	111,940	(5)	252,984	263,894	(9)	596,400
(1)Consists of time-based RSUs. The RSUs vest in equal annual installments on each of the first three anniversaries of the grant date.
(2)Amounts in this column represent the product of the number of RSUs of the Company not vested multiplied by the closing price of a share of the Company’s common stock on December 31, 2025, which was $2.26.
(3)Represents 28,256 time-based RSUs granted on March 7, 2023, 128,902 time-based RSUs granted on February 26, 2024, and 274,678 time-based RSUs granted on March 3, 2025.
(4)Represents 12,141 time-based RSUs granted on March 7, 2023, 55,388 time-based RSUs granted on February 26, 2024, and 118,026 time-based RSUs granted on March 3, 2025.
(5)Represents 6,622 time-based RSUs granted on March 7, 2023, 30,211 time-based RSUs granted on February 26, 2024, and 75,107 time-based RSUs granted on March 3, 2025.
(6)Consists of performance-based RSUs. Pursuant to the performance-based RSUs, each NEO is eligible to vest in a number of RSUs ranging from 0% to 100% of the total number of RSUs granted (which is equal to the maximum number of RSUs that may be earned), based on the Company’s TSR measured on an absolute basis and certain operational performance metrics, in each case, during a three-year performance period, subject to the NEO’s continued service with the Company.
(7)Represents 797,966 performance-based RSUs granted on February 26, 2024 and 763,666 performance-based RSUs granted on March 3, 2025, assuming maximum number of RSUs that may be earned. The performance period for the February 2024 RSUs commenced on January 1, 2024 and concludes on December 31, 2026 and the performance period for the March 2025 RSUs commenced on January 1, 2025 and concludes on December 31, 2027. Assumes settlement of performance-based RSU awards granted in March 2023 the performance period for which concluded on December 31, 2025, and a portion of which have vested and a portion of which have been forfeited.
(8)Represents 228,584 performance-based RSUs granted on February 26, 2024 and 218,758 performance-based RSUs granted on March 3, 2025, assuming maximum number of RSUs that may be earned. The performance period for the February 2024 RSUs commenced on January 1, 2024 and concludes on December 31, 2026 and the performance period for the March 2025 RSUs commenced on January 1, 2025 and concludes on December 31, 2027. Assumes settlement of performance-based RSU awards granted in March 2023 the performance period for which concluded on December 31, 2025, and a portion of which have vested and a portion of which have been forfeited.
(9)Represents 124,684 performance-based RSUs granted on February 26, 2024 and 139,210 performance-based RSUs granted on March 3, 2025, assuming maximum number of RSUs that may be earned. The performance period for the February 2024 RSUs commenced on January 1, 2024 and concludes on December 31, 2026 and the performance period for the March 2025 RSUs commenced on January 1, 2025 and concludes on December 31, 2027. Assumes settlement of performance-based RSU awards granted in March 2023 the performance period for which concluded on December 31, 2025, and a portion of which have vested and a portion of which have been forfeited.

2026 Proxy Statement	48	Orion Properties Inc.

Compensation of the Board of Directors

DIRECTOR COMPENSATION
We have adopted a compensation program for our eligible non-employee directors that aligns with creating and sustaining equityholder value and whereby such directors receive customary compensation for their service as members of our Board and its committees. Our director compensation program was developed in consultation with FPC, and provides for compensation described below to our non-employee directors:
Cash Retainers and Fees
•Board Member Retainer: $65,000
•Additional Non-Executive Chairman Retainer: $25,000
•Chair of Audit Committee: $20,000
•Chair of Compensation Committee: $15,000
•Chair of Nominating and Governance Committee: $12,500
•Board and Committee Meeting Fees (in excess of six per year): $1,500
Equity Compensation
In addition to the cash retainers and fees set forth above, each non-employee director receives an annual equity-based award in the form of RSUs with a value equal to $100,000 and the Non-Executive Chairman receives an additional annual equity-based award in the form of RSUs with a value equal to $25,000. Annual equity-based awards will vest in full on the earlier to occur of (i) the first anniversary of the date of grant, and (ii) the next annual meeting of our stockholders following the date of grant, subject to the director’s continued service on the vesting date.

2026 Proxy Statement	49	Orion Properties Inc.

DIRECTOR COMPENSATION TABLE FOR 2025
The following table sets forth the information regarding the compensation of our non-employee directors who served during the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)

Reginald H. Gilyard	102,500	125,000	10,695	238,195
Kathleen R. Allen	65,000	100,000	8,556	173,556
Richard J. Lieb	85,000	100,000	8,556	193,556
Gregory J. Whyte	80,000	100,000	8,556	188,556
(1)Amounts in this column reflect the grant date fair value of RSU awards computed in accordance with ASC Topic 718, without regard to forfeitures. For further information on how we account for equity-based compensation and the assumptions used, see “Note 13 - Equity-Based Compensation” to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 5, 2026. The table below sets forth the aggregate number of RSUs held as of December 31, 2025 by each non-employee director:

Name	Restricted Stock Units Outstanding at Fiscal Year End (#)

Reginald H. Gilyard	63,131
Kathleen R. Allen	50,505
Richard J. Lieb	50,505
Gregory J. Whyte	50,505
(2)Represents dividend equivalents paid on RSU awards.

2026 Proxy Statement	50	Orion Properties Inc.

Compensation Committee Interlocks and Insider Participation

The table below presents the members of the Compensation Committee and their respective service terms. None of these persons has, at any time, served as an officer or employee of the Company and, during 2025, none of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

Name	Dates

Gregory J. Whyte (Independent Director)(1)	November 12, 2021 – Present
Kathleen R. Allen (Independent Director)	November 12, 2021 – Present
Reginald H. Gilyard (Independent Director)	November 12, 2021 – Present
(1)Mr. Whyte has served as the Chair of the Compensation Committee since November 12, 2021.

2026 Proxy Statement	51	Orion Properties Inc.

Stock Ownership by Directors, Executive Officers and Certain Stockholders

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 13, 2026, the record date of the Annual Meeting, in each case including shares of common stock which such persons have a right to acquire within 60 days, by:
•each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of its common stock based solely upon the amounts and percentages contained in the public filings of such persons;
•each of the Company’s executive officers and directors; and
•all of the Company’s executive officers and directors as a group.

	Percentage of Common Stock

Name of Beneficial Owner	Shares Owned (#)(1)	Percentage (%)(2)

Kawa Capital Management, Inc.(3)	5,474,027	9.6%
Private Management Group, Inc.(4)	4,775,549	8.4%
Sanda Par Olof(5)	3,380,546	5.9%
Directors and Executive Officers(6)
Reginald H. Gilyard	164,647	*
Kathleen R. Allen(7)	63,908	*
Richard J. Lieb	56,111	*
Gregory J. Whyte	54,908	*
Paul H. McDowell	279,005	*
Gavin B. Brandon	122,177	*
Christopher H. Day	92,462	*
Paul C. Hughes	54,167	*
All directors and executive officers as a group (8 persons)	887,385	*
* Represents less than 1% of the shares of the Company’s common stock outstanding.

2026 Proxy Statement	52	Orion Properties Inc.

(1)Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of the Company’s common stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)Based on 56,830,068 shares of common stock outstanding as of March 13, 2026.
(3)Kawa Capital Management, Inc. has no sole voting power, shared voting power with respect to 5,474,027 shares, no sole dispositive power and shared dispositive power with respect to 5,474,027 shares. The information with respect to Kawa Capital Management, Inc. is based on the Schedule 13D/A filed with the SEC on January 26, 2026. The address for Kawa Capital Management, Inc. is 1010 South Federal Highway, Suite 2900, Hallandale Beach, Florida 33009.
(4)Private Management Group, Inc. has sole voting power with respect to 4,775,549 shares, no shared voting power, sole dispositive power with respect to 4,775,549 shares and no shared dispositive power. The information with respect to Private Management Group, Inc. is based solely on the Schedule 13G filed with the SEC on February 2, 2024. The address for Private Management Group, Inc. is 15635 Alton Parkway, Suite 400, Irvine, CA 92618.
(5)Sanda Par Olof has sole voting power with respect to 3,380,546 shares, no shared voting power, sole dispositive power with respect to 3,380,546 shares and no shared dispositive power. This amount also reflects the shares held by Sand Capital Associates, LLC. As the managing member of Sand Capital Associates, LLC, Sanda Par Olof also may be deemed to beneficially own the following shares held by Sand Capital Associates, LLC. Sand Capital Associates, LLC has sole voting power with respect to 2,795,533 shares, no shared voting power, sole dispositive power with respect to 2,795,533 shares and no shared dispositive power. The information with respect to Sanda Par Olof and Sand Capital Associates, LLC is based on the Schedule 13G/A filed with the SEC on February 10, 2026. The address for Sanda Par Olof and Sand Capital Associates, LLC is 501 N. Birch Rd, Unit 3, Fort Lauderdale, FL 33304.
(6)The address for each of the directors and executive officers is c/o Orion Properties Inc., 3200 E Camelback Road, Suite 100, Phoenix, Arizona 85018.
(7)Includes 37,170 shares owned by a trust of which Ms. Allen is a co-trustee and the children of Ms. Allen are the sole beneficiaries.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2025, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

2026 Proxy Statement	53	Orion Properties Inc.

Certain Relationships and Related Transactions Certain Conflict Resolution Procedures

RELATED PERSON TRANSACTION POLICY AND PROCEDURES
The Board has adopted a written Related Person Transaction Policy and Procedures for the review, approval or ratification of any related person transactions. Under this policy, the Audit Committee reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of the Company and its stockholders, and the extent of the Related Person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics. The Audit Committee either approves or disapproves the related party transaction. No director may participate in approval of a related party transaction for which he or she is a Related Person. Any related party transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the Related Person Transaction Policy and Procedures. For purposes of the Related Person Transaction Policy and Procedures, a “Related Person” is (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer or a nominee to become our director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, in each case, sharing the same household as such person.
We had no related party transactions that were subject to review under the Company’s Related Person Transaction Policy and Procedures during 2025.

2026 Proxy Statement	54	Orion Properties Inc.

Other Matters Presented For Action at the 2026 Annual Meeting

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the Annual Meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

2026 Proxy Statement	55	Orion Properties Inc.

Attendance at the 2026 Annual Meeting

All stockholders of record (including stockholders that hold their shares through a broker, bank or similar organization) of shares of the Company’s common stock at the close of business on the record date, or their designated proxies, are authorized to attend the Annual Meeting. To access the Annual Meeting, stockholders of record should visit www.virtualshareholdermeeting.com/ONL2026 and enter the unique 16-digit control number included on their Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if they receive a printed copy of the proxy materials). In the event you do not have a control number, please contact your broker, bank or other nominee so that you can be provided with a control number. Participants will be able to log in 15 minutes prior to the start of the Annual Meeting. We encourage you to access the Annual Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties. Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting. Attendees will not be permitted to record the Annual Meeting and may be subject to security precautions.

2026 Proxy Statement	56	Orion Properties Inc.

Stockholders Proposals for the 2027 Annual Meeting

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS TO BE PRESENTED AT THE 2027 ANNUAL MEETING
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when it holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2027 annual stockholders’ meeting (the “2027 Annual Meeting”), the proposal must be received at our principal executive offices no later than the date that is 120 days prior to the anniversary of the date of this proxy statement (November 20, 2026). We will not be required to include in our proxy statement and proxy card any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.
In order for an eligible stockholder or group of stockholders to bring any proposal (including any proposal with respect to any director nominations) at our 2027 Annual Meeting pursuant to our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws, including delivering the notice and other required information related to the proposal to our Secretary at our principal executive office, which is currently Orion Properties Inc., 3200 E Camelback Road, Suite 100, Phoenix, Arizona 85018, Attention: General Counsel and Secretary, not earlier than the 150th day prior to the first anniversary of the date of this proxy statement (October 21, 2026) nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of this proxy statement (November 20, 2026).
In addition to satisfying the deadline in our Bylaws, a stockholder or group of stockholders who intend to solicit proxies in support of nominees other than our nominees must provide the notice required under Rule 14a-19 pursuant to the Exchange Act no later than March 14, 2027.
In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates. Notices, proposals and other required information must be received by our Secretary at our principal executive office, which is currently Orion Properties Inc., 3200 E Camelback Road, Suite 100, Phoenix, Arizona 85018, Attention: General Counsel and Secretary.

2026 Proxy Statement	57	Orion Properties Inc.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

During The Meeting - Go to **www.virtualshareholdermeeting.com/ONL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83355-P45754 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORION PROPERTIES INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Paul H. McDowell	☐	☐	☐
1b. Reginald H. Gilyard	☐	☐	☐
1c. Kathleen R. Allen	☐	☐	☐
1d. Richard J. Lieb	☐	☐	☐
1e. Gregory J. Whyte	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V83356-P45754

ORION PROPERTIES INC.
Annual Meeting of Stockholders
May 13, 2026 11:30 A.M. (Eastern Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints each of Paul C. Hughes and Spencer T. Sklar, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Annual Meeting of Stockholders to be held on May 13, 2026, at 11:30 A.M. (Eastern Time), virtually at www.virtualshareholdermeeting.com/ONL2026, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this form.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED AND THE SHARES ARE HELD DIRECTLY IN YOUR NAME, THE SHARES WILL BE VOTED (1) "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT, (2) "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2026, AND (3) IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side